UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2022

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 255

Plymouth, MN 55441

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2022, Fresh Vine Wine, Inc. (the “Company”) entered into a Second Amended and Restated Consulting Agreement (the “Consulting Agreement”) with Jamey Whetstone dba Whetstone Consulting (“Whetstone Consulting”), which replaced Company’s the prior consulting agreement with Whetstone Consulting.

As amended and restated, the Consulting Agreement provides the Company with ownership and intellectual property protections for Inventions (as defined therein) conceived, made or reduced to practice by Whetstone Consulting that relate to the services provided to the Company. In addition, Whetstone Consulting has agreed, for a period of one year following termination of the Consulting Agreement, not to directly or indirectly engage or invest in, be employed by, lend credit to, receive compensation from or render services or advice to any person engaged in a Competing Business located within a twelve-mile radius of a specified Napa, California address. For such purposes, a “Competing Business” means any business relating to the development, manufacture, marketing and distribution of any product that competes with any low calorie and/or low sulfite wine products sold or substantially under development by the Company during the one-year restricted period. The Consulting Agreement does not restrict the acquisition, operation, management, consulting, or other commercial activity by Whetstone Consulting, directly or indirectly in or with a winery, brewery, spirits, or other alcoholic beverage industry business not concerning “low calorie” or “low sulfite” products or services. The Consulting Agreement also contains non-solicitation restrictions applicable to clients, customers, suppliers, licensors, and employees for a period of one year follow the agreement’s termination, subject to certain exceptions.

Under the Consulting Agreement, we pay Whetstone Consulting a base consulting fee of $5,000 per month. In addition, the Company has agreed to pay Whetstone Consulting additional commission-based compensation subject to satisfaction of identified milestones. Specifically, the Company will pay Whetstone Consulting a $5,000 commission for each non-overlapping 30-day period in which the Company sells Fresh Vine Wine Products to a minimum threshold number of separate True Food Kitchen locations for sale to customers from their menus. For such purposes, “Fresh Vine Wine Products” means Client’s wine products developed with the assistance of Whetstone Consulting pursuant to the Services. Whetstone Consulting will also be entitled to receive a one-time $100,000 commission upon the Company selling certain volumes of Fresh Vine Wine Products within any given non-overlapping 30-day period to at least a minimum threshold number of locations of a single fast casual dining restaurant chain, and a one-time $40,000 commission upon the Company selling certain volumes of Fresh Vine Wine Products within any given non-overlapping 30-day period to at least a minimum threshold number of separate fine dining establishments.

The Consulting Agreement has an initial one year term expiring April 13, 2022, but renews automatically for successive one year periods unless either party provides advance notice of non-renewal to the other. Whetstone Consulting may terminate the Consulting Agreement at any time by giving us written notice at least 30 days prior to the termination date. We may terminate the Consulting Agreement at any time.

As partial compensation for Whetstone Consulting’s services to the Company pursuant to the Company’s original consulting agreement with Whetstone Consulting, the Company issued to Whetstone Consulting 619,343 shares of the Company’s common stock (the “Whetstone Shares”). If the Company terminates the Consulting Agreement for “cause,” as such term is defined therein, and such cause arises or relates to an act or acts directly related to Whetstone Consulting’s ownership interest in the Company, the Company may elect to purchase all Whetstone Shares then held by Whetstone Consulting at the fair market value.

The foregoing summary of the Consulting Agreement is qualified in all respects by the Consulting Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Consulting Agreement dated April 13, 2022 by and between Fresh Vine Wine, Inc. and Jamey Whetstone d/b/a Whetstone Consulting
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: April 19, 2022	By:	/s/ Ellen Scipta
Ellen Scipta
Chief Financial Officer

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